Exhibit 99.1

DrugMax, Inc. and Familymeds Group, Inc. Announce Merger Agreement Creating Company with More Than $400 Million in Annual Revenue

Transaction Will Reposition the Company as a Differentiated Specialty, Generic and Medical Supply Distributor with multiple sales channels

CLEARWATER, Fla. & FARMINGTON, Conn. March 22, 2004 - DrugMax, Inc., (Nasdaq: DMAX), a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, medical supplies, nutritional supplements and other related products, and privately-held Familymeds Group, Inc. (“Familymeds”), a specialty pharmacy group with a unique strategy of locating pharmacies at or near a patient’s point of medical care, announced today that they have entered into a merger agreement pursuant to which Familymeds would merge with and into DrugMax.

Headquartered in Farmington, Conn., Familymeds operates 82 specialty pharmacies in 14 states. In addition to its apothecary-style pharmacies, the Company offers leading online and mail order distribution capabilities. Across these distribution channels, Familymeds annually services over 400,000 patients covered by more than 60,000 doctors. The company provides a broad selection of pharmaceuticals, specialty drugs, nutritional and medical supplies to its patients. Some of Familymeds’ shareholders include ABS Capital Partners, HLM Venture Partners, Zesiger Capital Group, Landmark, Oxford Bioscience Partners, Pacific Venture Group, Conning, International Capital Partners, and Coleman Swenson Hoffman Booth.

For the 12 months ended December 27, 2003, Familymeds reported revenues of approximately $219 million. For the nine months ended December 31, 2003, DrugMax reported revenues of approximately $171.1 million.

Upon consummation of the merger, DrugMax will issue approximately 11.5 million shares of DrugMax common stock to Familymeds’ stockholders. In addition, DrugMax will issue to certain employees of Familymeds shares of restricted stock and stock options. Collectively, such shares and options will represent approximately 62% of the total number of shares outstanding immediately after closing, assuming the exercise of all such options.

Further, upon consummation of the merger, Ed Mercadante, Founder, President and CEO of Familymeds will join the DrugMax executive team as Co-Chairman and CEO. Jugal K. Taneja, Chairman and CEO of DrugMax will continue as the Co-Chairman of DrugMax, and Bill LaGamba, DrugMax’s President and COO, will continue to serve the company as President and COO. Familymeds’ CFO, Dale Ribaudo, will become DrugMax’s CFO. DrugMax’s current CFO Ron Patrick will remain CFO of the drug distribution division.

Management believes the merger will create a category-leading company that offers a new paradigm for specialty prescription and healthcare product distribution.

Mr. Taneja, Chairman and CEO of DrugMax said, “This combination should allow us to continue improving our purchasing power, lowering costs to our traditional customers, as well as expanding distribution directly to the growing managed care and alternate site markets. Familymeds’ 82 points of distribution should provide us with significant new abilities to reach thousands of new customers with higher margin medical and generic products.”

The merger would integrate both companies’ broad sales and distribution channels including retail, mail order, call center and Internet capabilities. Management believes the combined company, with over $400 million in annual revenue, should be equipped to take advantage of the growing specialty prescription and generic pharmaceutical markets. In addition to its growth prospects, management believes the transaction will provide for immediate purchasing synergies.

“The combination of businesses creates a unique company, able to service both chronically ill patients with specialty needs and to service the increasing number of requests for medical products by our patient’s doctors, clinics and medical care providers,” said Ed Mercadante. “The DrugMax supply chain management platforms should allow us to meet the increasing demand for a one-stop shopping opportunity for both patient and physician that today’s payors believe is a key component to integrated product and disease management. Drugmax’s recent financing will provide additional capital to achieve the goals of the combined company.”

Among other conditions, the completion of the transaction is subject to approval of DrugMax and Familymeds shareholders, approval of certain governmental and regulatory agencies, adequate financing, and the receipt by DrugMax of a fairness opinion from its financial advisor. The board of directors of each company has approved the transaction. DrugMax anticipates filing its preliminary proxy statement related to the merger in mid-April and holding its stockholders meeting to vote on the merger in late June 2004. First Albany Capital Inc. acted as exclusive financial advisor to Familymeds.

Web Cast and Conference Call

DrugMax will host a conference call on Monday March 22, 2004, at 4:15 pm EST, for investors and analysts to discuss the transaction. To participate in the call, please dial 1-877-407-9210. The call will also broadcast live over the Internet and can be accessed through a link on the company’s web site at www.drugmax.com.

About Familymeds Group, Inc.

Familymeds Group, Inc.(www.familymeds.com) is a specialty pharmacy group with a unique strategy of locating pharmacies at or near a patient’s point of medical care. The company owns and operates more than 80 professional pharmacies in 14 states. The majority of these pharmacies are located at or near the point of care between physicians and patients, many times inside or near medical office buildings. The collaboration between physician and professional pharmacy creates a different pharmacy experience. Across these distribution channels, Familymeds annually services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. During 2003, revenues generated by Familymeds elderly patient base accounted for over 58% of total sales. The company has pioneered a proprietary prescription compliance program called Reliable Refill and an elderly discount plan Senior Save15, both of which contributed significantly to increasing revenues and patients in 2003.

About DrugMax, Inc.

DrugMax, Inc. (Nasdaq: DMAX) is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, medical supplies, nutritional supplements and other related products. Headquartered in Clearwater, Fla., DrugMax, Inc. serves the nation’s independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania and Louisiana. DrugMax, Inc. maintains an inventory in excess of 20,000 SKUs from over 500 pharmaceutical manufacturers and companies. DrugMax has licenses to ship to all 50 states and Puerto Rico. DrugMax generated revenues of $291.8 million for fiscal year ended March 31, 2003. More information about DrugMax is available at www.drugmax.com, or 727-533-0431.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward- looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and assumptions made by management, and include among other items, (a) DrugMax’s strategies regarding growth, improvement of profit margins, reduction of costs and business expansion, including future acquisitions; (b) DrugMax’s financing plans; (c) trends affecting DrugMax’s financial condition or results of operations, including the availability of the products DrugMax distributes; and (d) DrugMax’s ability to continue to control costs and to meet its liquidity and other financing needs. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the healthcare and pharmaceutical industries; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect DrugMax’s revenue and/or cost bases, such as increased competition, the availability of products, lack of qualified marketing, management or other personnel, and increased labor and inventory costs. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business” and “Risk Factors” in DrugMax’s Form 10-K for the year ended March 31, 2003 and its subsequently filed Forms 10-Q. DrugMax disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.